                                                          Appendix I

MANAGEMENT'S ASSERTION OF COMPLIANCE

Management of the Trust & Securities Services department of Deutsche Bank
National Trust Company and Deutsche Bank Trust Company Americas (collectively the "Company") is responsible for assessing compliance with the servicing criteria set forth in Item 1122(d)of Regulation AB promulgated by the
Securities and Exchange Commission. Management has determined that the servicing criteria arc applicable in regard to the servicing platform for the period as follows:

Platform: Publicly-issued (i.e., transaction-level reporting required under the Securities Exchange Act of 1934, as amended) residential mortgage-backed securities and other asset-backed securities issued on or after January 1,
2006 for which the Company provides trustee, securities administration or paying agent services, excluding any publicly issued transactions sponsored or issued by any government sponsored entity (the "Platform").

Applicable Servicing Criteria: All servicing criteria set forth in Item
1122(d), except for the following criteria: 1122(d)(2)(iii),1122(d)(4)(iv),
1122(d)(4)(v),1122(d)(4)(vi), 1122(d)(4)(vii),1122(d)(4)(viii), 1122(d)(4)
(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii) and
1122(d)(4)(xiv), which management has determined are not applicable to the activities the Company performs with respect to the Platform (the "Applicable
Servicing Criteria").

Period: Twelve months ended December 31, 2006 (the "Period").

Management's interpretation of Applicable Servicing Criteria: The Company's
management has determined that servicing criteria 1122(d)(1)(iii) is applicable only with respect to its continuing obligation to act as, or locate a, successor servicer under the circumstances referred to in certain governing documents. It is management's interpretation that Deutsche Bank
Trust Company America has no other active back-up servicing responsibilities in regards to 1122(d)(1)(iii) as of and for the Period.

Third parties classified as vendors: With respect to servicing criteria
1122(d)(2)(i), 1122(d)(4)(i), and 1122(d)(4)(ii), management has engaged various vendors to perform the activities required by these servicing criteria. The Company's management has determined that these vendors are not considered a "servicer" as defined in Item 1101(j) of Regulation AB, and the Company's management has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by interpretation 17.06 of the SEC Division of Corporation Finance Manual
of Publicly Available Telephone Interpretations ("Interpretation 17.06").
As permitted by Interpretation 17.06, management has asserted that it has policies and procedures in place to provide reasonable assurance that the vendor's activities comply in all material respects with the servicing criteria applicable to each vendor. The Company's management is solely responsible for determining that it meets the SEC requirements to apply
Interpretation 17.06 for the vendors and related criteria.

With respect to the Platform, the Company's management provides the following assertion of compliance with respect to the Applicable Servicing Criteria:
1. The Company's management is responsible for assessing the Company's compliance with the Applicable Servicing Criteria as of and for the Period.

2. The Company's management has assessed compliance with the Applicable
Servicing Criteria, including servicing criteria for which compliance is determined based on Interpretation 17.06 as described above, as of and for the Period. In performing this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

3. Based on such assessment, as of and for the Period, the Company has complied, in all material respects, with the Applicable Servicing Criteria.
KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to the management's assertion of compliance with the
Applicable Servicing Criteria as of and for the Period.

                                                             Appendix I

                       Deutche Bank National Trust Company

                       By:/s/ Gary R. Vaughan
                       ------------------------------------
                       Name:  Gary R. Vaughan
                       Its: Managing Director

                       By: /s/ David Co
                       ------------------------------------
                       Name: David Co
                       Its: Director

                       By: /s/ Jose Sicilia
                       ------------------------------------
                       Name: Jose Sicilia
                       Its: Managing Director

                       By: /s/ Kevin Fischer
                       ------------------------------------
                       Name: Kevin Fischer
                       Its: Vice President

                       By: /s/ Robert Frier
                       ------------------------------------
                       Name: Robert Frier
                       Its: Director

                       Deutche Bank Trust Company Americas

                       By: /s/ Kevin C. Weeks
                       ------------------------------------
                       Name: Kevin C. Weeks
                       Its: Managing Director

                       By: /s/ Jenna Kaufman
                       ------------------------------------
                       Name: Jenna Kaufman
                       Its: Director